Exhibit 99.1

CONTACT: Janet Kirkley

(704) 532-3318

—For Immediate Release

SPEEDWAY MOTORSPORTS, INC. ANNOUNCES

$250 MILLION SENIOR NOTES OFFERING

Concord, North Carolina (May 14, 2009) – Speedway Motorsports, Inc. (NYSE: TRK) (the “Company”) is initiating an offering, subject to market and other conditions, of $250 million of unsecured, senior notes due 2016. The Company intends to use the proceeds from the senior note offering to repay borrowings under its existing revolving credit facility, which will be concurrently amended to reduce permitted borrowings under the credit facility from $500 million to $350 million and to otherwise permit issuance of the senior notes.

The senior notes will be offered and sold to “qualified institutional buyers” in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The senior notes will be guaranteed on a senior unsecured basis by substantially all of the Company’s operative subsidiaries.

The sale of the senior notes and the amendment to the Company’s existing revolving credit facility are expected to be consummated in May 2009, subject to market and other customary conditions.

The senior notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release will not constitute an offer to sell or a solicitation of an offer to purchase the senior notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

About Speedway Motorsports, Inc.

Speedway Motorsports, Inc. is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Infineon Raceway, Kentucky Speedway, Las Vegas Motor Speedway, Lowe’s Motor Speedway, New Hampshire Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties Company, LLC subsidiary; manufactures and distributes smaller-scale, modified racing cars and parts through its 600 Racing, Inc. subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its proprietary radio network, Performance Racing Network. The Company also equally owns Motorsports Authentics, LLC, a joint venture formed with International Speedway Corporation to produce, market and sell licensed motorsports merchandise. For more information, visit the Company’s website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to the Company’s future operations and financial results. There are many factors that affect future events and trends of the Company’s business including, but not limited to, consumer and corporate spending sentiment; air travel; governmental regulations; military actions; national or local catastrophic events; the success of and weather surrounding NASCAR, Indy Racing League, National Hot Rod Association and other racing events; our relationship with NASCAR and other sanctioning bodies; the success of expense reduction efforts; capital projects; expansion; economic conditions; stock repurchases; financing needs; insurance; litigation; taxes; oil and gas activities and associated profitability; geopolitical situations in foreign countries; and other factors outside of management control. These factors and other factors, including those contained in the Company’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.